As filed with the Securities and Exchange Commission on August 26, 1998
                                                 Registration No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                   FORM S-3
             Registration Statement Under The Securities Act of 1933
                            ------------------------

                          CATALYST INTERNATIONAL, INC.
              (Exact name of registrant as specified in its charter)

      Delaware                                                    39-1415889
(State or other jurisdiction of     (I.R.S. Employer
 incorporation or organization)     Identification No.)

                           8989 North Deerwood Drive
                          Milwaukee, Wisconsin 53223
                                (414) 362-6800
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                            Copies of all communications to:
          Sean P. McGowan                             Mark T. Ehrmann
    Catalyst International, Inc.                   Godfrey & Kahn, S.C.
     8989 North Deerwood Drive                   780 North Water Street
     Milwaukee, Wisconsin 53223                Milwaukee, Wisconsin 53202
         (414) 362-6800                              (414) 273-3500
     (Address, including zip code, and telephone number,
     including area code, of agent for service)
                            ------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                    Proposed      Proposed
 Title of                           maximum       maximum
 each class          Amount         offering      aggregate    Amount of
 of securities       to be          price per     offering     registration
 to be registered    registered     unit (1)      price (1)    fee
 ----------------    ----------     ---------     ---------    ------------

 Common Stock        143,342        $6.50         $931,723     $274.86

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the reported average of the high and low prices of the Common Stock on the Nasdaq National Market on August 24, 1998

                            ------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
Subject to Completion
August 26, 1998

                               143,342 Shares

                        Catalyst International, Inc.

                                Common Stock

     This Prospectus relates to up to 143,342 shares of common stock, $.10 par value per share (the "Shares"), of Catalyst International, Inc. (the "Company") which may be offered from time to time by the selling stockholders named herein (the "Selling Stockholders"). The Company will not receive any of the proceeds from the sale of the Shares. The Company will bear the costs relating to the registration of the Shares, estimated to be approximately $16,175.

     The Shares may be offered for sale from time to time by the Selling Stockholders named herein to or through underwriters or directly to other purchasers or through agents in one or more transactions on or through the facilities of the Nasdaq National Market ("Nasdaq"), in the over-the-counter market, in one or more private transactions, or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. A Selling Stockholder may pledge all or a portion of the Shares owned by it as collateral in loan transactions. Upon default by a Selling Stockholder, the pledgee in such loan transaction would have the same rights of sale as a Selling Stockholder under this Prospectus. A Selling Stockholder may also transfer Shares owned by such Selling Stockholder by gift, and upon any such transfer the donee would have the same rights of sale as such Selling Stockholder under this Prospectus. The Selling Stockholders and any brokers and dealers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

     The Shares are included for quotation on the Nasdaq under the symbol "CLYS". On August 24, 1998, the last sale price of the Common Stock as reported on the Nasdaq was $6.50 per share.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
 THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


             The date of this Prospectus is August ___, 1998.

                             TABLE OF CONTENTS


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                       3

THE COMPANY                                                           4

USE OF PROCEEDS                                                       4

SELLING STOCKHOLDERS                                                  4

PLAN OF DISTRIBUTION                                                  5

LEGAL OPINION                                                         6

EXPERTS                                                               6

AVAILABLE INFORMATION                                                 6

     No person has been authorized to give any information or to make on behalf of the Company any representations, other than those contained in this Prospectus, in connection with the offer made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security other than the securities offered hereby, or an offer to sell or solicitation of any offer to buy such securities in any jurisdiction in which such offer or solicitation is not qualified or to any person to whom such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any date subsequent to the date hereof.

                            ------------------------


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Prospectus by reference:

          (1) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997;

          (2) the Company's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998;

          (3) the Company's Current Report on Form 8-K dated August 10, 1998;
     and

          (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 4, 1995 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Such documents, and the documents listed above, are hereinafter referred to as "Incorporated Documents." Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.
 Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more Incorporated Documents; accordingly, such information contained herein is qualified in its entirety by reference to Incorporated Documents and should be read in conjunction therewith.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Investor Relations Department, Catalyst International, Inc., 8989 North Deerwood Drive, Milwaukee, Wisconsin 53223; telephone: (414) 362-6800.

                                 THE COMPANY

     The Company developes, markets and supports advanced warehouse management software solutions. The Company's primary product is the Catalyst (R) Warehouse Management System, a software application which manages the receiving putaway, outbound order processes, picking and general warehouse operations. The Company provides warehouse management software products and support services to a wide variety of customers, none of which individually comprises a significant portion of revenues for the Company as a whole.

     Additional information regarding the Company, including the audited financial statements of the Company and a description of the Company' s Common Stock, is contained in the Incorporated Documents. See "Incorporation of Certain Documents by Reference."

     The principal executive offices of the Company are located at 8989 North Deerwood Drive, Milwaukee, Wisconsin 53223; its telephone number at such address is (414) 362-6800.



                               USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.



                            SELLING STOCKHOLDERS

     The following information regarding the Common Stock offered hereby has been provided to the Company by the Selling Stockholders identified below and reflects information concerning beneficial ownership of Common Stock as of the date of this Prospectus. All of the shares of Common Stock offered hereby were acquired by the Selling Stockholders in connection with the Company's acquisition of Kearney Systems, Inc., a developer of warehouse management software.

                              Shares Owned Prior
 Name of Selling Stockholder  to this Offering(1)  Shares Offered Hereby(1)(2)
 ---------------------------  -------------------  ---------------------------
 Robert J. Kearney                66,506                  66,506(3)(4)

 Ted Noe                          39,891                  39,891(3)

 G. Arthur Herbert, Trustee
 of the G. Arthur Herbert
 Revocable Trust Dated
 12/20/95                         13,858                  13,858(3)

 G.A. Herbert, Trustee,
 CEO Advisors Employee
 Profit-Sharing Plan               5,540                   5,540(3)

 John W. Boone, Trustee of
 the John W. Boone Inter-
 vivos Trust                       5,540                   5,540(3)

 Constantine Pappas                4,986                   4,986(3)

 Jack A. Kirschenbaum              4,986                   4,986(3)


 David Bothelho                      299                     299

 P. Thomas Boroughs                  220                     220

 John R. Simpson, Jr.                220                     220

 Jacqueline R. Griffin               220                     220

 William A. Grimm                    220                     220

 Thomas F. Kerney                    219                     219

 R. Lee Bennett                      219                     219

 Daniel L. DeCubellis                219                     219

 Thor MacKenzie                      199                     199

__________________

(1) Certain of the Shares are subject to the Escrow Agreement dated as of August 10, 1998 by and among the Company, KSI Acquisition Corp., Kearney Systems, Inc., Robert J. Kearney and Godfrey & Kahn, S.C.

(2) Some or all of the Shares covered by this Prospectus may be offered from time to time on a delayed or continuing basis by a Selling Stockholder.

(3) Shares subject to the Stock Sale Agreement dated as of August 10, 1998 between the Company and certain of the Selling Stockholders.

(4) Shares subject to the Robert J. Kearney Indemnification and Stock Sale Agreement dated as of August 10, 1998 among Robert J. Kearney, the Company, KSI Acquisition Corp. and Kearney Systems, Inc.



                              PLAN OF DISTRIBUTION

     Any distribution of the Shares by certain of the Selling Stockholders, or by their respective pledgees, donees, transferees or other successors in interest must be effected pursuant to the Stock Sale Agreement dated as of August 10, 1998 between the Company and certain of the Selling Stockholders (the "Agreement"). The Agreement provides that neither the Selling Stockholders who are parties to the Agreement, nor their respective pledgees, donees or transferees may transfer Shares during the period beginning August 11, 1998 and ending August 10, 1999 (the "Term"), except through certain brokers which currently make a market in the Company's Common Stock (the "Brokers"). The list of Brokers, which may be amended from time to time by the Company, includes: Kaufman Bros., L.P.; Robertson, Stephens & Company, L.P. (nka Bancamerica Robertson Stephens); and Cowen & Company (nka SG Cowen Securities Corp.). The purpose of the Agreement is to minimize disruptions in the market for the Company's Common Stock which may be caused by certain sales of the Shares. The Company and the Selling Stockholders believe that the Brokers, as market makers in the Company's Common Stock, are in the best position to execute transfers of the Shares in a manner which minimizes the potential for any such disruptions.

     Any distribution of the Shares owned by Robert J. Kearney ("Kearney"), or his family members, must also be effected pursuant to the Robert J. Kearney Indemnification and Stock Sale Agreement dated as of August 10, 1998 among Kearney, the Company, KSI Acquisition Corp. and Kearney Systems, Inc. (the "Lock-Up Agreement"). The Lock-Up Agreement provides that Kearney may not transfer more than (i) 25% of his Shares from August 11, 1998 to August 10, 1999 and (ii) 37.5% of his Shares during each period from August 11, 1999 to August 10, 2000 and from August 11, 2000 to August 10, 2001. Any transfers by Kearney must be made through the Brokers.

     The Brokers may act as principal or agent in transactions (which may involve crosses and block transactions) on or through the facilities of the Nasdaq, other exchanges, in the over-the-counter market, in special offerings, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

     A Selling Stockholder, those who are party to the Agreement and any Brokers, upon effecting the sale of the Shares, may be deemed "underwriters" as that term is defined by the Securities Act. Brokers participating in such transactions may receive brokerage commissions or fees.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed Brokers.

     All expenses in connection with the registration of the Shares were paid by the Company. Commissions and fees, if any, attributable to the sale of the Shares will be borne by the Selling Stockholders. The Selling Stockholders and/or the Company may agree to indemnify any Broker that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     During the Term and the term of the Lock-Up Agreement, the Selling Stockholders and Kearney may make certain transfers to family members, to one specifically designated individual and pursuant to certain transactions approved by the Company's shareholders. Following the Term and the term of the Lock-Up Agreement, the Selling Stockholders and Kearney may sell the Shares in transactions that do not require registration under the Securities Act, pursuant to Rule 144 under the Securities Act, or otherwise, in lieu of sales by means of this Prospectus.


                               LEGAL OPINION

     The validity of the Shares offered hereby has been passed upon by Godfrey & Kahn, S.C.


                                  EXPERTS

     The consolidated financial statements of the Company at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, and are included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                           AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy and information statements and other information with the Commission. The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto, or amendments thereto, to which reference is hereby made. Such reports, proxy and information statements, Registration Statement and exhibits and other information filed by the Company may be inspected and, upon payment of prescribed fees, copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, 7th Floor, New York, New York 10048, and at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. In addition, copies of such materials may be obtained from the web site that the Commission maintains at http://www.sec.gov.

                                   PART II


                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses to be incurred by the Company in connection with the distribution of the securities being registered hereby:

     SEC registration fee . . . . . . . . . . . .    $   275
     Accounting fees and expenses . . . . . . . .      4,400
     Legal fees and expenses  . . . . . . . . . .     10,000
     Miscellaneous  . . . . . . . . . . . . . . .      1,500
                                                     -------
          TOTAL . . . . . . . . . . . . . . . . .    $16,175
                                                     =======

     All of the above expenses other than the SEC registration fee are estimates. All of the expenses listed will be paid by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VIII of the Amended and Restated By-laws of the Registrant provides that the Registrant shall indemnify and reimburse expenses of all directors, officers, employees and agents of the Registrant to the maximum extent permitted under Section 145 of the Delaware General Corporation Law (the "DGCL") or any successor provision thereto. Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Article VII of the Amended and Restated Certificate of Incorporation of the Registrant eliminates the personal liability of the directors of the Registrant to the fullest extent permitted under Section 102(b)(7) of the DGCL, as the same may be amended or supplemented from time to time. Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liabilities arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     The Company's officers and directors currently are covered by officers' and directors' liability insurance.

ITEM 16.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement.

     Exhibit No.

      5.1     Opinion of Counsel
     23.1     Consent of Independent Auditors
     23.2     Consent of Counsel (included in Exhibit 5.1)
     24.1     Powers of Attorney
     99.1 Stock Sale Agreement dated as of August 10, 1998 by and among certain of the shareholders of Kearney Systems, Inc. and Catalyst International, Inc.
     99.2 Robert J. Kearney Indemnification and Stock Sale Agreement dated as of August 10, 1998 among Robert J. Kearney, Catalyst International, Inc., KSI Acquisition Corp. and Kearney Systems, Inc.
     99.3 Escrow Agreement dated as of August 10, 1998 by and among Catalyst International, Inc., KSI Acquisition Corp., Kearney Systems, Inc., Robert J. Kearney and Godfrey & Kahn, S.C.

ITEM 17.  UNDERTAKINGS.

     *(a)     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     *(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     *(h)     Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


*  Paragraph references correspond to those of Item 512 of Regulation S-K.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on August 26, 1998.

                              CATALYST INTERNATIONAL, INC.


                              By:   /s/  Sean P. McGowan
                                    ---------------------------------------
                                    Sean P. McGowan, President and Chief
                                    Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

     Signature                    Title                              Date


/s/ Sean P. McGowan         President, Chief Executive        August 26, 1998
--------------------------  Officer and Director
Sean P. McGowan             (Principal Executive Officer)


/s/ Thomas G. Hickinbotham  Vice President-Finance &          August 26, 1998
--------------------------  Administration and Chief
Thomas G. Hickinbotham      Financial Officer (Principal
                            Financial and Accounting Officer)


Directors:     Roy J. Carver, James F. Goughenour, Douglas B. Coder and
               Terrence L. Mealy



By:  /s/  Sean P. McGowan                                     August 26, 1998
   ------------------------
     Sean P. McGowan, As Attorney-In-Fact*


* Pursuant to authority granted by powers of attorney which are filed herewith.

                                 EXHIBIT INDEX


      5.1     Opinion of Counsel
     23.1     Consent of Independent Auditors
     23.2     Consent of Counsel (included in Exhibit 5.1)
     24.1     Powers of Attorney
     99.1 Stock Sale Agreement dated as of August 10, 1998 by and among certain of the shareholders of Kearney Systems, Inc. and Catalyst International, Inc.
     99.2 Robert J. Kearney Indemnification and Stock Sale Agreement dated as of August 10, 1998 among Robert J. Kearney, Catalyst International, Inc., KSI Acquisition Corp. and Kearney Systems, Inc.
     99.3 Escrow Agreement dated as of August 10, 1998 by and among Catalyst International, Inc., KSI Acquisition Corp., Kearney Systems, Inc., Robert J. Kearney and Godfrey & Kahn, S.C.

                                                                     EXHIBIT 5.1

                       G O D F R E Y   &   K A H N,  S. C.

                               ATTORNEYS AT LAW
                            780 NORTH WATER STREET
                           MILWAUKEE, WI 53202-3590
                                www.gklaw.com

                PHONE:   414-273-3500     FAX:   414-273-5198



August 25, 1998



Catalyst International, Inc.
8989 North Deerwood Drive
Milwaukee, WI  53223

Gentlemen:

     We have acted as counsel to Catalyst International, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about August 25, 1998 (the "Registration Statement"). The Registration Statement relates to the sale by certain selling shareholders of up to 143,342 shares of the Company's common stock, $.10 par value (the "Shares").

     In connection with this opinion, we have examined: (a) the Registration Statement, (b) copies of the Company's Certificate of Incorporation and By-Laws, each as amended to date, (c) certain resolutions of the Company's Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based on the foregoing, we are of the opinion that the Shares are duly issued and validly authorized, fully paid and non-assessable, subject to
Section 180.0622(2)(b) of the Wisconsin Statutes. Section 180.0622(2)(b) of the Wisconsin Statutes provides that shareholders of a corporation may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee. Certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon the issuance thereof.

     We consent to the use of this opinion as an exhibit in the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended (the "Act"), or within the category of persons whose consent is required by Section 7 of the Act.

                              Very truly yours,

                              /s/ Godfrey & Kahn, S.C.

                              GODFREY & KAHN, S.C.

                                                                    EXHIBIT 23.1

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Catalyst International, Inc. for the registration of 143,342 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 1998, with respect to the consolidated financial statements of Catalyst International, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                   /s/  Ernst & Young LLP

                                   ERNST & YOUNG LLP

Milwaukee, Wisconsin
August 21, 1998

                                                                    EXHIBIT 24.1

                        DIRECTOR'S POWER OF ATTORNEY

     The undersigned director of Catalyst International, Inc. (the "Company") hereby constitutes and appoints Sean P. McGowan and Thomas G. Hickinbotham, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign for the undersigned and in the undersigned's name in the capacity as a director of the Company the Registration Statement on Form S-3 to which this Power of Attorney is attached, including any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the undersigned's substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney, on this 25th day of August, 1998.


                                   /s/  Roy J. Carver
                                   -----------------------------
                                   Roy J. Carver

                        DIRECTOR'S POWER OF ATTORNEY

     The undersigned director of Catalyst International, Inc. (the "Company") hereby constitutes and appoints Sean P. McGowan and Thomas G. Hickinbotham, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign for the undersigned and in the undersigned's name in the capacity as a director of the Company the Registration Statement on Form S-3 to which this Power of Attorney is attached, including any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the undersigned's substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney, on this 25th day of August, 1998.



                                   /s/  Sean P. McGowan
                                   ----------------------------
                                   Sean P. McGowan

                        DIRECTOR'S POWER OF ATTORNEY

     The undersigned director of Catalyst International, Inc. (the "Company") hereby constitutes and appoints Sean P. McGowan and Thomas G. Hickinbotham, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign for the undersigned and in the undersigned's name in the capacity as a director of the Company the Registration Statement on Form S-3 to which this Power of Attorney is attached, including any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the undersigned's substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney, on this 25th day of August, 1998.



                                   /s/  James F. Goughenour
                                   -------------------------------
                                   James F. Goughenour

                         DIRECTOR'S POWER OF ATTORNEY

     The undersigned director of Catalyst International, Inc. (the "Company") hereby constitutes and appoints Sean P. McGowan and Thomas G. Hickinbotham, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign for the undersigned and in the undersigned's name in the capacity as a director of the Company the Registration Statement on Form S-3 to which this Power of Attorney is attached, including any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the undersigned's substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney, on this 25th day of August, 1998.



                                   /s/  Douglas B. Coder
                                   --------------------------------
                                   Douglas B. Coder

                        DIRECTOR'S POWER OF ATTORNEY

     The undersigned director of Catalyst International, Inc. (the "Company") hereby constitutes and appoints Sean P. McGowan and Thomas G. Hickinbotham, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign for the undersigned and in the undersigned's name in the capacity as a director of the Company the Registration Statement on Form S-3 to which this Power of Attorney is attached, including any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the undersigned's substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney, on this 25th day of August, 1998.



                                   /s/  Terrence L. Mealy
                                   --------------------------------
                                   Terrence L. Mealy

                                                                    EXHIBIT 99.1
                              STOCK SALE AGREEMENT


     THIS STOCK SALE AGREEMENT (this "Agreement") is made as of this 10th day of August, 1998, by and among the undersigned shareholders (each a Shareholder" and collectively, the "Shareholders") and CATALYST INTERNATIONAL, INC., a Delaware corporation (the "Parent"). Any transferee of a Shareholder that is a "family member" (as defined below) of such Shareholder shall be deemed a Shareholder for all purposes of this Agreement.

                                R E C I T A L S:

     A.  The Parent, KEARNEY SYSTEMS, INC. (the "Company") and KSI
ACQUISITION CORP. ("Buyer") have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") pursuant to which Buyer, a wholly owned subsidiary of the Parent, is being merged into the Company (the "Merger").

     B. In connection with the closing of the transactions contemplated by the Merger Agreement, the Shareholders are receiving shares of the Parent's Common Stock, $.10 par value (collectively, the "Shares") as set forth opposite their signatures on the signature page hereof.

     C. The Shareholders have agreed to limit the transfer of the Shares in the manner set forth in this Agreement.

In consideration of the mutual promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  GENERAL RESTRICTION ON TRANSFER.  Except as provided in Sections 2,
3 and 4 below, from the date of this Agreement to, and including, one (1) calendar year from the date hereof (the "Term"), except as expressly provided in this Agreement, no Shareholder may Transfer any of the Shares or any interest in the Shares. For purposes of this Agreement, a "Transfer" by any Shareholder means any sale, gift, pledge, or other disposition, by voluntary act of a Shareholder or by operation of law, as a result of which any person or entity other than such Shareholder acquires or obtains a right to acquire any interest in or rights in respect of the Shares, except a Transfer shall not include an issuance of the certificates for the Shares in a street name, provided that the Shareholder who causes such certificates to be so issued shall retain beneficial ownership of the Shares. The foregoing restriction is expressly agreed to preclude the Shareholders from engaging in any hedging or other transaction designed to or reasonably expected to lead to or result in a disposition of the Shares during the Term, even if such Shares would be disposed of by someone other than the Shareholder. Such prohibited hedging or other transactions include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right including, without limitation, any put or call option, with respect to any Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Shares. Each of the Shareholders further agrees and consents to entry of stop transfer instructions with the Parent's transfer agent against the Transfer of the Shares held by such Shareholder except in compliance with this Agreement.

     2. PERMITTED TRANSFERS THROUGH CERTAIN BROKERS. During the Term, any Shareholder may Transfer any or all of such Shareholder's Shares through and by the services exclusively of one of those certain licensed brokers identified on the attached Exhibit A hereto, as such list may be amended from time to time by the Company, effective upon written notice to the Shareholders, but so long as such lists include at least two brokers. During the Term, any shareholder may Transfer certain Shares pursuant to the terms of the Agreement with William Grimm attached hereto as Exhibit C to this Agreement.

     3. TRANSFERS TO FAMILY MEMBERS. During the Term, any Shareholder may Transfer any or all of such Shareholder's Shares to a Family Member. For purposes of this Agreement, "Family Member" means such Shareholder's spouse, ancestor, or descendant (whether by blood or adoption), a spouse of any such descendant, or any trust for the sole benefit of any one or more of such individuals. Any Family Member may Transfer any or all of such Shareholder's Shares to another Family Member of the Shareholder who owned such Shares as of the date of this Agreement. A Transfer to a Family Member is not effective until such Family Member executes a document in the form of Exhibit B to this Agreement by which such Family Member agrees to be bound by the terms of this Agreement.

     4. TRANSFERS IN CONNECTION WITH SHAREHOLDER APPROVED TRANSACTIONS. During the Term, a Shareholder may Transfer any or all of such Shareholder's Shares in connection with a transaction approved by a vote of the shareholders of the Parent. In addition, if a majority of shareholders of the Parent tender their shares in connection with a tender offer accepted by the Parent, the Shareholders may tender their Shares in connection with such tender offer.

      5. DISPUTE RESOLUTION. All disputes and differences of any kind arising hereunder which cannot be settled amicably by the parties hereto shall be settled finally in an arbitration to be conducted in the State of Delaware, under the then prevailing Commercial Arbitration Rules of the American Arbitration Association (the "Arbitration Rules"). The arbitration shall be before one or more neutral arbitrators selected in accordance with the Arbitration Rules. A decision of any such arbitrator(s) shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. No party may seek redress against the other party in any court or tribunal except solely for the purposes of obtaining execution of any arbitral award or obtaining a judgment consistent therewith.

     6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement may be amended at any time and from time to time by a written instrument signed by all of the parties to this Agreement.

     7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties, their personal representatives, successors and assigns.

     8. GOVERNING LAW. The laws of the State of Delaware shall govern this Agreement and the construction of any of its terms.

     9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                              SHAREHOLDERS:

Number of Shares                    Shareholder Name and Signature
----------------                    ------------------------------

    666,875                         /s/  Robert J. Kearney
                                    ----------------------------------
                                    Name:  Robert J. Kearney
                                    Title: (if applicable)

    400,000                         /s/  Theodore H. Noe/Ted Noe
                                    ----------------------------------
                                    Name:  Ted Noe
                                    Title: (if applicable)

    138,960                         /s/  G. Arthur Herbert
                                    ----------------------------------
                                    Name:  G. Arthur Herbert, Trustee
                                    Title: (if applicable) Trustee, G. Arthur
                                    Herbert Revocable Trust Dated 12/20/95

                              SHAREHOLDERS:

Number of Shares                    Shareholder Name and Signature
----------------                    ------------------------------

    55,560                          /s/  G. A. Herbert
                                    ------------------------------------
                                    Name:  G. A. Herbert
                                    Title: (if applicable)   Trustee, G. A.
                                    Herbert, Trustee, CEO Advisors Employee
                                    Profit Sharing Plan

    55,560                          /s/  John W. Boone Inter-vivos Trust
                                    ------------------------------------
                                    Name:  John W. Boone
                                    Title: (if applicable)   Trustee

    50,000                          /s/  Constantine Pappas
                                    ------------------------------------
                                    Name:  Constantine Pappas
                                    Title: (if applicable)

    50,000                          /s/  Jack A. Kirschenbaum
                                    ------------------------------------
                                    Name:  Jack A. Kirschenbaum
                                    Title: (if applicable)


                                    PARENT:
                                    CATALYST INTERNATIONAL, INC.


                                    By:     /s/  Sean P. McGowan
                                            -------------------------
                                            Sean P. McGowan, President
                                            & Chief Executive Officer

                                   Exhibit A

                            LIST OF LICENSED BROKERS


                             Kaufman Bros., L. P.
                     Robertson, Stephens & Company, L. P.
                               Cowen & Company

                                   Exhibit B

                       DOCUMENT TO BE SIGNED BY TRANSFEREE


     The undersigned, being a transferee of shares of the common stock of Catalyst International, Inc. (the "Parent"), hereby agrees to be bound by all of the terms of a Stock Sale Agreement (the "Agreement") dated August _____, 1998, among the Parent and the Shareholders (as defined in the Agreement).
The undersigned acknowledges that he or she will for all purposes be deemed a "Shareholder" (as defined in the Agreement) and that the Agreement shall apply to all Shares of the Company now owned or hereafter acquired by the undersigned.



                                    --------------------------------------
                                    (Signature)

                                    --------------------------------------
                                    (Type or Print Name)

                                    --------------------------------------
                                    (Date)

                                  Exhibit C

                 AGREEMENT IN SETTLEMENT OF NOTE OBLIGATIONS


     This Agreement is made and entered into as of the 6th day of August, 1998, by and among William A. Grimm ("Mr. Grimm"), Kearney Systems, Inc. ("Kearney Systems") and Robert J. Kearney ("Mr. Kearney"), Ted Noe ("Mr. Noe"), G. Arthur Herbert, as Trustee of the G. Arthur Herbert Revocable Trust Dated 12/20/95 (the "Herbert Trust"), G. A. Herbert, as Trustee of the CEO Advisors Employee Profit-Sharing Plan (the "Herbert Plan"), John W. Boone, as Trustee of the
John W. Boone Inter-vivos Trust (the "Boone Trust"), Constantine Pappas
("Mr. Pappas") and Jack A. Kirschenbaum ("Mr. Kirschenbaum") (Mr. Kearney, Mr. Noe, the Herbert Trust, the Herbert Plan, the Boone Trust, Mr. Pappas and Mr. Kirschenbaum are collectively referred to herein as the "Significant Kearney Systems Shareholders").

                              W I T N E S S E T H:

     WHEREAS, Kearney Systems and the Significant Kearney Systems Shareholders desire for Kearney Systems to enter into a merger transaction with an acquisition subsidiary of Catalyst International, Inc. (the "Merger Transaction"); and

     WHEREAS, the parties hereto desire, prior to the consummation of the Merger Transaction, to enter into this Agreement to satisfy all obligations owed Mr. Grimm under that certain Series A Convertible Note dated October 12, 1990, made by Kearney Systems in favor of Mr. Grimm in the original principal amount of $5,000 (the "Note"), on the terms and for the consideration described herein;

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. EFFECTIVE DATE OF THIS AGREEMENT. This Agreement shall become effective and enforceable only upon the execution of this Agreement by all of the parties hereto.

     2. SATISFACTION OF THE NOTE; AMENDMENT OF CERTAIN DOCUMENTS; CANCELLATION OF THE NOTE. Immediately upon execution of this Agreement by all of the parties hereto, the Note shall be deemed satisfied in full and Kearney
Systems shall have no obligations to Mr. Grimm under the Note. Mr. Grimm hereby amends paragraph 5 of that certain Affidavit of Lost or Misplaced
Series A Convertible Note dated July 31, 1998 (the "Affidavit") by eliminating the words "Upon conversion of the Note as requested on July 31, 1998" and substituting in place of such words all of the following: "Upon execution of that certain Agreement In Settlement of Note Obligations by all of the parties thereto". Mr. Grimm also amends that certain Assignment of Series A Convertible Preferred Note dated July 31, 1998 (the "Assignment") by eliminating the words "upon conversion of the Note" and substituting in place of such words all of the following: "upon execution of that certain Agreement In Settlement of Note Obligations by all of the parties thereto". Mr. Grimm acknowledges that he has delivered to Kearney Systems the executed originals of the Affidavit and Assignment for the purpose of allowing Kearney Systems to cancel the Note.

     3. DELIVERY OF CATALYST SHARES. Immediately upon receipt of shares of common stock, par value $.10 per share, of Catalyst International, Inc. ("Catalyst") as a result of consummation of the Merger Transaction, the Significant Kearney Systems Shareholders agree to transfer to Mr. Grimm, the following number of shares from each (collectively referred to as the "Catalyst Shares"):

     Significant Kearney                Number of Shares of Catalyst
     Systems Shareholder               to be Transferred to Mr. Grimm
     -------------------               ------------------------------

        Mr. Kearney                                  469
        Mr. Noe                                      282
        Herbert Trust                                 98
        Herbert Plan                                  39
        Boone Trust                                   39
        Mr. Pappas                                    35
        Mr. Kirschenbaum                              35
                                                     ---
        TOTAL                                        997

     The Catalyst Shares to be delivered pursuant to the Merger Transaction will constitute restricted securities and will bear a restrictive legend; however, Catalyst has agreed to register the Catalyst Shares within 60 days from the closing date of the Merger Transaction and to maintain a registration statement covering the Catalyst Shares for a period of one year from the closing date.

     4. REMEDY FOR NON-DELIVERY OF CATALYST SHARES. In the event any Significant Kearney Systems Shareholder fails to deliver shares to Mr. Grimm pursuant to this Agreement, and Mr. Grimm takes legal action to enforce said delivery, such Significant Kearney Systems Shareholder shall reimburse Mr. Grimm for reasonable attorneys' fees and costs incurred by Mr. Grimm as a result of such legal action.

     5. CLOSING OF THE MERGER TRANSACTION. The obligations of the parties under this Agreement are contingent upon the closing of the Merger Transaction before midnight, August 31, 1998. In the event the Merger Transaction has not closed by said time and date, all obligations of the parties hereunder shall be null and void as if this Agreement had never been executed by any of them and the parties are restored to their former positions.

     6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement.

     7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties, their personal representatives, successors and assigns.

     8. GOVERNING LAW. The laws of the State of Florida shall govern this Agreement and the construction of any of its terms.

     9. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A party hereto shall be deemed to have executed this Agreement if such party executes a counterpart copy hereof and then sends same, via telefax, to Winderweedle, Haines, Ward & Woodman, P.A., Attn: Thomas A. Simser, Jr., telefax number
(407) 423-7014.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                      ----------------------------------------
                                      WILLIAM A. GRIMM

                                      KEARNEY SYSTEMS, INC.

                                      By:
                                         -------------------------------------
                                          Robert J. Kearney, President

                                      ----------------------------------------
                                      ROBERT J. KEARNEY

                                      ----------------------------------------
                                      TED NOE

                                      ----------------------------------------
                                      G. ARTHUR HERBERT, as Trustee of the
                                      G. Arthur Herbert Revocable Trust Dated
                                      12/20/95

                                      ----------------------------------------
                                      G. A. HERBERT, as Trustee of the CEO
                                      Advisors Employee Profit-Sharing Plan

                                      ----------------------------------------
                                      JOHN W. BOONE, as Trustee of the John W.
                                      Boone Inter-vivos Trust

                                      ----------------------------------------
                                      CONTANTINE PAPPAS

                                      ----------------------------------------
                                      JACK A. KIRSCHENBAUM

                                                                    EXHIBIT 99.2
                       ROBERT J. KEARNEY INDEMNIFICATION
                           AND STOCK SALE AGREEMENT


     THIS INDEMNIFICATION AND STOCK SALE AGREEMENT (this "Agreement") is made as of August 10, 1998, by and among ROBERT J. KEARNEY ("Shareholder") (any transferee of Shareholder that is a "family member" (as defined below) of Shareholder, shall for all purposes of this Agreement be deemed a Shareholder), CATALYST INTERNATIONAL, INC., a Delaware corporation (the "Parent"), KSI ACQUISITION CORP., a Florida corporation and a wholly-owned subsidiary of Catalyst (the "Buyer") and KEARNEY SYSTEMS, INC., a Florida corporation (the "Company").

                                R E C I T A L S:

     A. The Company, the Shareholder, the Parent and the Buyer have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") pursuant to which the Buyer, a wholly-owned subsidiary of the Parent, is being merged into the Company (the "Merger").

     B. In connection with the closing of the transactions contemplated by the Merger Agreement, the Shareholder is receiving Sixty-Six Thousand Five Hundred and Six (66,506) shares of the Parent's Common Stock, $.01 par value (the "Kearney Shares")

     C. As a condition to the agreement of the Parent to effect the transactions contemplated by the Merger Agreement, the Shareholder has agreed to limit the transfer of the Kearney Shares in the manner set forth in this Agreement.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and the Merger contemplated by the Merger Agreement, the parties hereto promise and agree as follows.

     1. General Restriction on Transfer. Except as provided in Sections 2 and 3, below, during the term (the "Term") commencing on the date of this Agreement and continuing until the later of (i) three (3) calendar years from the date hereof, or (ii) the date when any Claim made by the Parent as referred to in Section 2(b), below, has been resolved or satisfied, the Shareholder may not Transfer any Kearney Shares or any interest in the Kearney Shares, except as expressly provided in this Agreement. For purposes of this Agreement, a "Transfer" by the Shareholder means any sale, gift, pledge, or other disposition, by voluntary act of the Shareholder or by operation of law, as a result of which any person or entity other than the Shareholder acquires or obtains a right to acquire any interest in or rights in respect of the Kearney Shares, except a Transfer shall not include an issuance of the certificates for the Shares in a street name, provided that the Shareholder who causes such certificates to be so issued shall retain beneficial ownership of the Shares. The foregoing restriction is expressly agreed to preclude the Shareholder from engaging in any hedging or other transaction designed to or reasonably expected to lead to or result in a disposition of the Kearney Shares during the Term, even if the Kearney Shares would be disposed of by someone other than the Shareholder. Such prohibited hedging or other transactions include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right including, without limitation, any put or call option, with respect to any Kearney Shares or with respect to any security (other than a broad based market basket or index) that includes, relates to or derives any significant part of its value from the Kearney Shares. The Shareholder further agrees and consents to entry of stop transfer instructions with the Company's transfer agent against the transfer of the Kearney Shares held by the Shareholder except in compliance with this Agreement.

     2.   Permitted Transfers Through Certain Brokers and to Family Members.

          (a) During the first year of the Term, the Shareholder may Transfer up to twenty five percent (25%) of the Kearney Shares either (i) through and by the services exclusively of one of those certain licensed brokers identified on the attached Exhibit A hereto (the "Brokers") as such list may be amended from time to time by the Company or (ii) to a Family Member, effective upon written notice to the Shareholders, but so long as such lists include at least two brokers. During the Term, the Shareholder may Transfer certain of the Kearney Shares pursuant to the terms of the Agreement with William Grimm attached hereto as Exhibit B to this Agreement.

          (b) During each of the second and third years of the Term, the Shareholder may Transfer up to thirty seven and one-half percent (37.5%) of the Kearney Shares either (i) through and by the services exclusively of one of the Brokers, or (ii) to a Family Member; provided, however, that to the extent the Parent has notified the Shareholder during the six
     (6) month period following the date hereof that the Parent or the Company is entitled to be indemnified for Losses under the Merger Agreement (for purposes hereof, such notice shall be deemed a "Claim"), then the Shareholder shall be prohibited from effecting a Transfer of twenty five percent (25%) of the Kearney Shares until either (a) the Claim is resolved or (b) the Claim is satisfied in accordance with the terms of the Merger Agreement.

          (c) For purposes of this Agreement, a "Family Member" means the Shareholder's spouse, ancestor or descendant (whether by blood or adoption), a spouse of any such descendant, or any trust for the sole benefit of any one or more of such individuals. Any Family Member may Transfer any or all of the Kearney Shares received by such Family Member to another Family Member of the Shareholder. A Transfer to a Family Member is not effective until such Family Member executes a document in the form of Exhibit C to this Agreement by which such Family Member agrees to be bound by the terms of this Agreement.

     3. Transfers in Connection with Shareholder Approved Transactions. During the Term, the Shareholder may Transfer any or all of the Kearney Shares in connection with a transaction approved by a vote of the shareholders of the Parent. In addition, if a majority of shareholders of the Parent tender their shares in connection with a tender offer accepted by the Parent, the Shareholder may tender the Kearney Shares in connection with such tender offer.

     4. Dispute Resolution. All disputes and differences of any kind arising hereunder which cannot be settled amicably by the parties hereto shall be settled finally in an arbitration to be conducted in Orange County in the State of Florida, under the then prevailing Commercial Arbitration Rules of the American Arbitration Association (the "Arbitration Rules"). The arbitration shall be before one or more neutral arbitrators selected in accordance with the Arbitration Rules. A decision of any such arbitrator(s) shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. No party may seek redress against the other party in any court or tribunal except solely for the purposes of obtaining execution of any arbitral award or obtaining a judgment consistent therewith.

     5.   General Provisions.

          (a) Entire Agreement. This Agreement, and the provisions of the Merger Agreement referred to herein, constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

          (b) Benefit. This Agreement will be binding upon and inure to the benefit of the parties, their personal representatives, successors and assigns.

          (c) Amendment. This Agreement may be amended at any time and from time to time by a written instrument signed by all of the parties to this Agreement.

          (d) Choice of Law, Venue and Jurisdiction. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Florida (without reference to the choice of law provisions of Florida). The parties agree that the sole and exclusive venue for any lawsuit arising out of or relating to this Agreement shall be in the Circuit Court of the Ninth Judicial Circuit, in and for Orange County, Florida. The parties hereby agree to submit to the jurisdiction of the Circuit Court of the Ninth Judicial Circuit, in and for Orange County, Florida.

          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors, assigns and legal representatives.

          (g) Defined Terms. All capitalized terms used in this Agreement, unless otherwise defined herein, shall be deemed to have the same meanings assigned to them in the Merger Agreement.

          (h) Notices. All notices to be given hereunder shall be deemed to be given and received if given and received in accordance with Paragraph
     9.2 of the Merger Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day, month and year first above written.

                                       CATALYST:
                                       CATALYST INTERNATIONAL, INC.

                                       By:  /s/  Sean P. McGowan
                                            ------------------------------
                                            Sean P. McGowan, President
                                            & Chief Executive Officer

                                       BUYER:
                                       KSI ACQUISITION CORP.

                                       By:  /s/  Sean P. McGowan
                                            ------------------------------
                                            Sean P. McGowan, President

                                       THE COMPANY:
                                       KEARNEY SYSTEMS, INC.

                                       By:  /s/  Robert J. Kearney
                                            ------------------------------
                                            Robert J. Kearney, President

                                       SHAREHOLDER:

                                       /s/  Robert J. Kearney
                                       -----------------------------------
                                            Robert J. Kearney

                                    Exhibit A

                             LIST OF LICENSED BROKERS


                               Kaufman Bros., L. P.
                       Robertson, Stephens & Company, L. P.
                                 Cowen & Company

                                  Exhibit B

                   AGREEMENT IN SETTLEMENT OF NOTE OBLIGATIONS


     This Agreement is made and entered into as of the 6th day of August, 1998, by and among William A. Grimm ("Mr. Grimm"), Kearney Systems, Inc. ("Kearney Systems") and Robert J. Kearney ("Mr. Kearney"), Ted Noe ("Mr. Noe"), G. Arthur Herbert, as Trustee of the G. Arthur Herbert Revocable Trust Dated 12/20/95 (the "Herbert Trust"), G. A. Herbert, as Trustee of the CEO Advisors Employee Profit-Sharing Plan (the "Herbert Plan"), John W. Boone, as Trustee of the
John W. Boone Inter-vivos Trust (the "Boone Trust"), Constantine Pappas ("Mr. Pappas") and Jack A. Kirschenbaum ("Mr. Kirschenbaum") (Mr. Kearney, Mr. Noe, the Herbert Trust, the Herbert Plan, the Boone Trust, Mr. Pappas and Mr. Kirschenbaum are collectively referred to herein as the "Significant Kearney Systems Shareholders").

                             W I T N E S S E T H:

     WHEREAS, Kearney Systems and the Significant Kearney Systems Shareholders desire for Kearney Systems to enter into a merger transaction with an acquisition subsidiary of Catalyst International, Inc. (the "Merger Transaction"); and

     WHEREAS, the parties hereto desire, prior to the consummation of the Merger Transaction, to enter into this Agreement to satisfy all obligations owed Mr. Grimm under that certain Series A Convertible Note dated October 12, 1990, made by Kearney Systems in favor of Mr. Grimm in the original principal amount of $5,000 (the "Note"), on the terms and for the consideration described herein;

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. EFFECTIVE DATE OF THIS AGREEMENT. This Agreement shall become effective and enforceable only upon the execution of this Agreement by all of the parties hereto.

     2. SATISFACTION OF THE NOTE; AMENDMENT OF CERTAIN DOCUMENTS; CANCELLATION OF THE NOTE. Immediately upon execution of this Agreement by all of the parties hereto, the Note shall be deemed satisfied in full and Kearney Systems shall have no obligations to Mr. Grimm under the Note. Mr. Grimm hereby amends paragraph 5 of that certain Affidavit of Lost or Misplaced Series A Convertible Note dated July 31, 1998 (the "Affidavit") by eliminating the words "Upon conversion of the Note as requested on July 31, 1998" and substituting in place of such words all of the following: "Upon execution of that certain Agreement

In Settlement of Note Obligations by all of the parties thereto". Mr. Grimm also amends that certain Assignment of Series A Convertible Preferred Note dated July 31, 1998 (the "Assignment") by eliminating the words "upon conversion of the Note" and substituting in place of such words all of the following: "upon execution of that certain Agreement In Settlement of Note Obligations by all of the parties thereto". Mr. Grimm acknowledges that he has delivered to Kearney Systems the executed originals of the Affidavit and Assignment for the purpose of allowing Kearney Systems to cancel the Note.

    3. DELIVERY OF CATALYST SHARES. Immediately upon receipt of shares of common stock, par value $.10 per share, of Catalyst International, Inc. ("Catalyst") as a result of consummation of the Merger Transaction, the Significant Kearney Systems Shareholders agree to transfer to Mr. Grimm, the following number of shares from each (collectively referred to as the "Catalyst Shares"):

       Significant Kearney            Number of Shares of Catalyst
       Systems Shareholder           to be Transferred to Mr. Grimm
       -------------------           ------------------------------

         Mr. Kearney                              469
         Mr. Noe                                  282
         Herbert Trust                             98
         Herbert Plan                              39
         Boone Trust                               39
         Mr. Pappas                                35
         Mr. Kirschenbaum                          35
                                                  ---
              TOTAL                               997

    The Catalyst Shares to be delivered pursuant to the Merger Transaction will constitute restricted securities and will bear a restrictive legend; however, Catalyst has agreed to register the Catalyst Shares within 60 days from the closing date of the Merger Transaction and to maintain a registration statement covering the Catalyst Shares for a period of one year from the closing date.

    4. REMEDY FOR NON-DELIVERY OF CATALYST SHARES. In the event any Significant Kearney Systems Shareholder fails to deliver shares to Mr. Grimm pursuant to this Agreement, and Mr. Grimm takes legal action to enforce said delivery, such Significant Kearney Systems Shareholder shall reimburse Mr. Grimm for reasonable attorneys' fees and costs incurred by Mr. Grimm as a result of such legal action.

    5. CLOSING OF THE MERGER TRANSACTION. The obligations of the parties under this Agreement are contingent upon the closing of the Merger
Transaction before midnight, August 31, 1998. In the event the Merger Transaction has not closed by said time and date, all obligations of the parties hereunder shall be null and void as if this Agreement had never been executed by any of them and the parties are restored to their former positions.

    6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement.

    7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties, their personal representatives, successors and assigns.

    8. GOVERNING LAW. The laws of the State of Florida shall govern this Agreement and the construction of any of its terms.

    9. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A party hereto shall be deemed to have executed this Agreement if such party executes a counterpart copy hereof and then sends same, via telefax, to Winderweedle, Haines, Ward & Woodman, P.A., Attn: Thomas A. Simser, Jr., telefax number
(407) 423-7014.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                      ----------------------------------------
                                      WILLIAM A. GRIMM

                                      KEARNEY SYSTEMS, INC.

                                      By:
                                         -------------------------------------
                                          Robert J. Kearney, President

                                      ----------------------------------------
                                      ROBERT J. KEARNEY

                                      ----------------------------------------
                                      TED NOE

                                      ----------------------------------------
                                      G. ARTHUR HERBERT, as Trustee of the
                                      G. Arthur Herbert Revocable Trust Dated
                                      12/20/95

                                      ----------------------------------------
                                      G. A. HERBERT, as Trustee of the CEO
                                      Advisors Employee Profit-Sharing Plan

                                      ----------------------------------------
                                      JOHN W. BOONE, as Trustee of the John W.
                                      Boone Inter-vivos Trust

                                      ----------------------------------------
                                      CONTANTINE PAPPAS

                                      ----------------------------------------
                                      JACK A. KIRSCHENBAUM

                                   Exhibit C

                       DOCUMENT TO BE SIGNED BY TRANSFEREE


     The undersigned, being a transferee of shares of the common stock of Catalyst International, Inc. (the "Parent"), hereby agrees to be bound by all of the terms of an Indemnification and Stock Sale Agreement (the "Agreement") dated August _____, 1998, among the Parent, the Shareholder
(as defined in the Agreement) and certain other parties. The undersigned acknowledges that he or she will for all purposes be deemed a "Shareholder" (as defined in the Agreement) and that the Agreement will apply to all Kearney Shares (as defined in the Agreement) now owned or hereafter acquired by the undersigned.




                                      ---------------------------------
                                      (Signature)

                                      ---------------------------------
                                      (Type or Print Name)

                                      ---------------------------------
                                      (Date)

                                                                    EXHIBIT 99.3
                                ESCROW AGREEMENT


     THIS AGREEMENT is made and entered into as of the 10th day of August, 1998, by and among CATALYST INTERNATIONAL, INC., a Delaware corporation (the "Parent"), KSI ACQUISITION CORP., a Florida corporation and a wholly-owned subsidiary of the Parent ("Buyer"), KEARNEY SYSTEMS, INC., a Florida corporation (the "Company"), ROBERT J. KEARNEY, individually and as agent of the former shareholders of the Company, ("Kearney"), and GODFREY & KAHN, S. C. (the "Escrow Agent").

                              W I T N E S S E T H:

     WHEREAS, the Parent, Buyer, the Company and Kearney are parties to an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which the Buyer will merge (the "Merger") with and into the Company, and the Shareholders will receive shares of the Parent's Common Stock, $.01 par value, ("Common Stock:);

     WHEREAS, in connection with the Merger, the parties have agreed that a portion of the shares of Common Stock will be deposited into escrow with the Escrow Agent hereunder in order to ensure that the Company performs the installation and obtains the acceptance by one of the Company's customers of the Company's Windows NT version of EWARE LS Merger (the "Condition");

     WHEREAS, the parties have agreed to execute the agreements, certificates and other documents required for the Closing on the understanding that the Escrow Agent will hold and distribute the Escrowed Shares (as hereinafter defined) in accordance with the terms of this Agreement;

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and the Merger contemplated by the Merger Agreement, the parties hereto promise and agree as follows.

     1. DEFINED TERMS. All capitalized terms used in this Agreement, unless otherwise defined herein, shall be deemed to have the same meanings assigned to them in the Merger Agreement.

     2. CLOSING DATE. The Parent, Buyer, the Shareholder's Agent, and the Company hereby agree that, regardless of the date on which the Condition is satisfied, the Closing under the Merger Agreement shall be deemed to have occurred on the date hereof.

     3. ESCROWED PROPERTY. On the date hereof, the Parent and the Company shall deposit with the Escrow Agent in an account or other depository designated by the Escrow Agent, stock certificates representing twenty-eight thousand six hundred sixty-eight (28,668) shares of Common Stock (the

"Certificates'). For purposes hereof, the shares of Common Stock deposited hereunder shall be referred to as the "Escrowed Shares". The certificate for the Escrowed Shares shall be in the name of "Godfrey & Kahn, S. C., as Escrow Agent." The Escrow Agent agrees to hold and disburse the Escrowed Shares in accordance with the terms and conditions hereinafter set forth.

     4. RELEASE OF ESCROWED PROPERTY. On or prior to the second business day immediately following receipt by the Parent of written notice from one of the Company's customers of a letter in substantially the form of Exhibit A attached hereto which confirms that the Condition has been satisfied (the "Customer Letter"), the Parent and Kearney shall issue a joint direction to the Escrow Agent to disburse the Escrowed Shares to the former shareholders of the Company (the "Former Shareholders") as set forth on Schedule 1 of the Letter of Transmittal. Upon receipt by the Escrow Agent of such joint direction, the Escrow Agent shall deliver the certificate for the Escrowed Shares to the Parent's transfer agent and direct such transfer agent to cancel such certificate and reissue new certificates in the names of the Former Shareholders and in the amount of shares as specified in Schedule 1 of the Letter of Transmittal. In the event of a Dispute between the parties as to satisfaction of the Condition, the Escrow Agent may deposit the Escrowed
Shares with the Circuit Court for Milwaukee County and interplead the Former Shareholders, the Company, the Buyer and the Parent at any time. Upon deposit and the filing of such complaint in interpleader, the Escrow Agent shall be released from all liability under the terms hereof as to the Escrow Shares so deposited. A Dispute shall be deemed to have occurred if any party to this Escrow Agreement shall provide written notice of objection to the Escrow Agent to the release of the Escrowed Shares. The parties hereto do hereby submit themselves to the jurisdiction of the Milwaukee County Circuit Court.

     5. RELEASE OF ESCROWED SHARES IF CONDITION NOT SATISFIED. In the event the Parent has not received the Customer Letter on or before December
15, 1998, on the first or prior to the second business day following such date, the Escrow Agent shall deliver the certificate for the Escrowed Shares to the Parent's transfer agent and direct such transfer to cancel such certificate and reissue a new certificate in the name of the Company. Upon such reissuance the Former Shareholder shall have no further right in or to any of the Escrowed Shares.

     6. TERMINATION OF AGREEMENT. This Agreement shall terminate upon release of the Escrowed Shares in the manner described herein.

     7. LIABILITY OF ESCROW AGENT. The Escrow Agent shall be obligated only to perform the duties described in this Agreement. The Escrow Agent may rely on any instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by the willful misconduct or gross negligence of such Escrow

Agent. The Parent, Buyer, the Company and Kearney each agree to indemnify each Escrow Agent and to hold each of them harmless from and against any and all liabilities, losses or expenses incurred by them hereunder or arising out of or in connection with this Agreement, except in the case of an Escrow Agent's own willful misconduct or gross negligence (including the reasonable compensation of and disbursements to its counsel and other advisors and assistants).

     8. RESIGNATION OF ESCROW AGENT. The Escrow Agent or any replacement Escrow Agent hereunder may resign at any time during the term hereof by giving ten (10) days' written notice of such resignation to the other parties hereto. Thereafter, the Escrow Agent shall deliver the Escrowed Shares held hereunder and all dividends or earnings thereon, in the manner set forth in a written order signed by the Parent, Buyer and the Company, which notice shall be delivered within ten (10) days after the date of notice of resignation by such Escrow Agent. If the Escrow Agent does not receive a jointly-executed written notice within ten (10) days after the date of giving of its notice of resignation, such Escrow Agent is unconditionally and irrevocably authorized and empowered to either (i) deliver the Escrowed Shares, to such bank or trust company which shall consent thereto and which has escrow powers within the City of Milwaukee, Wisconsin, as the Escrow Agent shall determine in its sole discretion, and such bank or trust company shall thereafter be the applicable Escrow Agent hereunder with all powers, rights and duties of the original resigning Escrow Agent, or (ii) deliver the Escrowed Shares to a court of competent jurisdiction for disposition by a final order of such court. In either event, the resigning Escrow Agent shall be relieved from all liabilities subsequent to its resignation and the occurrence of an event described in clauses (i) or (ii) of the preceding sentence.

     9. NOTICES. All notices under this Agreement shall be in writing and shall be considered to be sufficiently given and received in all respects when hand delivered, when sent by prepaid express or courier delivery service, when sent by facsimile transmission actually received by the receiving equipment or three (3) days after deposited in the United States mail, certified mail, postage prepaid, return receipt requested, in each case addressed to the Parent, Buyer, Kearney and the Company as specified in Section 9.2 of the Merger Agreement or, if to the Escrow Agent, at the address set forth below, or to such other address as shall be designated by notice duly given:

     Escrow Agent:     Godfrey & Kahn, S. C.
                       780 North Water Street
                       Milwaukee, Wisconsin  53202
                       Facsimile:  (414) 273-5198
                       Attention:  Mark T. Ehrmann

Whenever a written notice or request is delivered to the Escrow Agent, a copy thereof shall simultaneously be delivered to all of the parties hereto by the party giving such notice.

     10. CONTINUING REPRESENTATION. The parties acknowledge and agree that Godfrey & Kahn, S. C. acts and will continue to act as counsel to Buyer and the Parent. The parties acknowledge and agree that Godfrey & Kahn, S. C. is acting as Escrow Agent hereunder at the mutual request of the parties and that such engagement shall not preclude Godfrey & Kahn, S. C. from continuing to represent Buyer or the Parent in connection with the Merger Agreement or any other matter, so long as no Dispute has arisen hereunder, and if a Dispute has arisen, so long as the Escrow Agent releases the Escrowed Shares in accordance with Section 4 or Section 5 hereof.

     11. BINDING EFFECT. This Agreement shall be binding upon the parties hereto and their respective successors, assigns and legal representatives.

     12. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter herein. All other prior agreements or understandings of the parties are merged herein and made a part hereof. No amendment, waiver or modification hereto shall be valid unless in writing and signed by the parties.

     13. APPLICABLE LAW. This Agreement and the rights and remedies of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day, month and year first above written.

THE COMPANY:                            PARENT:
KEARNEY SYSTEMS INC.                    CATALYST INTERNATIONAL, INC.


By: /s/  Robert J. Kearney, President   By: /s/  Sean P. McGowan, President/CEO
   ----------------------------------      ------------------------------------
                              (Title)                                   (Title)

KEARNEY:                                BUYER:
                                        KSI ACQUISITION CORP.


By: /s/  Robert J. Kearney, President   By: /s/  Sean P. McGowan, President
    ---------------------------------      ------------------------------------
    Robert J. Kearney         (Title)                                   (Title)

                                        ESCROW AGENT:
                                        GODFREY & KAHN, S. C.


                                        By: /s/  Richard J. Bliss, President
                                           -----------------------------------
                                                                        (Title)

                                   Exhibit A

                           CUSTOMER LETTER FORM (DRAFT)







                                        Date:     _________________________




CATALYST INTERNATIONAL, INC.
Attention:  Sean P. McGowan
President and Chief Executive Officer
8789 North Deerwood Drive
Milwaukee, Wisconsin 53223

     RE:     Our installation of Windows NT version of EWARE LS software

Dear Mr. McGowan:

     I am writing you on behalf of ____________________ Customer regarding the recent successful installation of the Windows NT version of Kearney Systems' EWARE LS software at our facility in ________________________________________.
We hereby confirm that the software has been successfully installed and is acceptable to us.

                                        Very truly yours,

                                        _______________________________________
                                        Customer Name


                                        By: ___________________________________